Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Kevin Kim 608-278-6148

Spectrum Brands Holdings Reports Fiscal 2020 First Quarter Results

•	Net Sales Declined 1.0% and Organic Sales Declined 0.3%
•	GAAP Operating Loss Driven by the Divestiture of European Dog and Cat Food Manufacturing Operations and Related Impairments
•	Adjusted EBITDA Declined, In-Line with Our Expectations
•	Reaffirms Fiscal 2020 Net Sales, Adjusted EBITDA and Adjusted Free Cash Flow Targets
•	Executed a $125 Million Accelerated Share Repurchase Program (ASR) and Repurchased $81 Million of Common Stock Through Open Market Repurchases

Middleton, WI, January 30, 2020 – Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the first quarter of fiscal 2020 ended December 29, 2019.

“We experienced organic growth in Home & Personal Care and Global Pet Care, while timing issues in Home & Garden and Hardware & Home Improvement drove us flat overall during the quarter. The decline in adjusted EBITDA was in line with our expectations as tariffs exceeded the ramp-up of our productivity improvements. We expect to resume sales growth this quarter and, additionally, savings from our Global Productivity Improvement Plan are expected to offset our tariff headwinds. We continue to expect net sales, adjusted EBITDA and free cash flow growth in 2020,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands Holdings.

“We continued to make progress on a number of fronts in the first quarter. First, we entered into an agreement for the sale of our dog and cat food manufacturing operations in Coevorden, The Netherlands. This action represents progress against our plan in Global Pet Care to exit non-core assets and focus our efforts on our core growth brands. Second, we rewarded shareholders by executing a $125 million ASR and repurchasing 1.3 million shares of common stock for $81.4 million through open market repurchases during the quarter. And third, we made significant progress on our plans to generate over $100 million of run-rate savings from Global Productivity Improvement Plan over the next 15 to 18 months,” said Mr. Maura.

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Fiscal 2020 First Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	December 29, 2019	December 30, 2018	Variance
Net sales	$871.5	$880.3	$(8.8)	(1.0%)
Gross profit	269.1	305.7	(36.6)	(12.0%)
Operating (loss) income	(45.9)	25.2	(71.1)	n/m
Net loss from continuing operations	(37.7)	(29.1)	(8.6)	(29.6%)
Diluted loss per share from continuing operations	$(0.81)	$(0.56)	$(0.25)	(44.5%)
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$102.2	$115.3	$(13.1)	(11.4%)
Adjusted EPS from continuing operations	$0.20	$0.21	$(0.01)	(4.4%)
n/m = not meaningful

•

Net sales decreased 1.0%. Excluding the impact of $6.3 million of unfavorable foreign exchange, organic net sales decreased 0.3%, with growth in Home & Personal Care and Global Pet Care, offset by declines in Home & Garden and Hardware & Home Improvement.

•

Gross profit margin decreased 380 basis points as higher tariffs, timing of capitalized manufacturing variances, GPIP restructuring costs, and accelerated depreciation were partially offset by productivity and positive pricing.

•

Operating loss was driven by the recognition of a loss on the asset sale and impairment charges in Global Pet Care associated with the Coevorden dog and cat food manufacturing operations divestiture and higher GPIP restructuring costs, partially offset by lower depreciation and amortization. Operating income was also negatively impacted this quarter by $8.5 million of higher stock compensation from more normalized long-term incentive compensation compared to a timing delay last year. This is expected to normalize during the course of the fiscal year.

•	Net loss and diluted loss per share were driven by the operating loss, partially offset by the unrealized gain on Energizer common stock, lower interest expense and shares outstanding.
•	Adjusted EBITDA decreased 11.4%. Growth in Global Pet Care and Home & Personal Care was offset by declines in Hardware & Home Improvement and Home & Garden.
•

Adjusted EBITDA margin declined 140 basis points driven primarily by higher tariff, manufacturing and stranded costs related to the divestitures to Energizer, partially offset by productivity and positive pricing.

•	Adjusted diluted EPS decrease of 4.4% was attributable to higher tariff, manufacturing and stranded costs offset by lower interest expense and shares outstanding.
•

During the quarter, the Company repurchased 1.3 million shares of common stock for $81.4 million through open market repurchases and executed a $125 million ASR. We received 1.7 million shares upon execution of the agreement. The exact number of shares we will repurchase under the plan will not be known until the plan is fully executed, which will be either in Q2 2020 or Q3 2020.

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Fiscal 2020 First Quarter Segment Level Data

Hardware & Home Improvement (HHI)

	Three Month Periods Ended
(in millions, except %)	December 29, 2019	December 30, 2018	Variance
Net Sales	$297.7	$305.1	$(7.4)		(2.4%)
Operating Income	34.5	43.3	(8.8)		(20.3%)
Operating Income Margin	11.6%	14.2%	(260)	bps
Adjusted EBITDA	$42.8	$55.6	$(12.8)		(23.0%)
Adjusted EBITDA Margin	14.4%	18.2%	(380)	bps
n/m = not meaningful

Lower net sales were driven by residential security and builders’ hardware, partially offset by growth in plumbing. The decline in residential security was driven lower builder volume and builder’s hardware was driven by timing of orders from a large customer. Organic net sales decreased 2.5%.

Lower operating income, adjusted EBITDA and margins were driven by tariff costs and lower volumes, partially offset by higher pricing and lower distribution costs.

Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	December 29, 2019	December 30, 2018	Variance
Net Sales	$322.1	$317.2	$4.9		1.5%
Operating Income (Loss)	23.7	(7.9)	31.6		n/m
Operating Income (Loss) Margin	7.4%	(2.5%)	990	bps
Adjusted EBITDA	$36.4	$35.0	$1.4		4.0%
Adjusted EBITDA Margin	11.3%	11.0%	30	bps
n/m = not meaningful

Net sales were driven by growth in Europe in both personal care and small appliances. Net sales in the U.S. declined at a more moderate rate compared to fiscal 2019, with declines in personal care and small appliances pressured by department store and specialty channels. Excluding unfavorable foreign exchange impacts of $5.2 million, organic net sales grew 3.2%.

Higher operating income, adjusted EBITDA and EBITDA margins were driven by productivity and higher volumes. Higher operating income this quarter was impacted by $29.3 million in higher non-cash depreciation and amortization charges recorded in the year ago quarter due primarily to the segment being removed as held for sale.

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Global Pet Care  (GPC)

	Three Month Periods Ended
(in millions, except %)	December 29, 2019	December 30, 2018	Variance
Net Sales	$205.8	$204.7	$1.1		0.5%
Operating (Loss) Income	(52.9)	12.5	(65.4)		n/m
Operating (Loss) Income Margin	(25.7%)	6.1%	(3,180)	bps
Adjusted EBITDA	$31.5	$29.1	$2.4		8.2%
Adjusted EBITDA Margin	15.3%	14.2%	110	bps
n/m = not meaningful

Higher net sales were attributable to continued growth in U.S. companion animal, predominantly dog chews and treats in mass and online channels, despite difficult comparisons in the prior year. Net sales were also impacted by a decline in U.S. aquatics. European sales grew in both aquatic and companion animal. Excluding unfavorable foreign exchange impacts of $1.2 million, organic net sales grew 1.1%.

The operating loss was driven by charges related to the European dog and cat food manufacturing operations being recognized as held for sale and the related impairment of intangible assets, as well as higher restructuring charges from the previously disclosed exit of our Latin America rawhide facilities. Adjusted EBITDA and EBITDA margin growth was driven by productivity, positive pricing and volume growth, partially offset by higher tariff costs.

Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	December 29, 2019	December 30, 2018	Variance
Net Sales	$45.9	$53.3	$(7.4)		(13.9%)
Operating Loss	(8.6)	(2.4)	(6.2)		(258.3%)
Operating Loss Margin	(18.7%)	(4.5%)	(1,420)	bps
Adjusted EBITDA	$(3.3)	$3.1	$(6.4)		n/m
Adjusted EBITDA Margin	(7.2%)	5.8%	(1,300)	bps
n/m = not meaningful

Lower net sales in repellents and household insect controls were impacted by higher than normal inventory levels at retail, softness in the overall category POS and timing of shipments, partially offset by growth in outdoor controls with stronger early season orders.

Decreases in operating income, adjusted EBITDA and margins were driven by increases in manufacturing costs due to a later seasonal inventory build this year, lower volumes, and advertising spending, which were partially offset by productivity.

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Liquidity and Debt

Spectrum Brands completed the quarter with a strong liquidity position, including a cash balance of approximately $142 million and approximately $678 million available on its $800 million Cash Flow Revolver.

As of the end of the first quarter of fiscal 2020, the Company had approximately $2,369 million of debt outstanding, consisting of approximately $2,021 million of senior unsecured notes, $103 million of Revolver borrowings and approximately $245 million of capital leases and other obligations.

In January 2020, the Company paid the previously disclosed payment to Energizer in connection with the divestiture of the VARTA business.

Fiscal 2020 Outlook for Continuing Operations

Spectrum Brands continues to expect low single-digit reported net sales growth, with foreign exchange expected to have a slightly negative impact based upon current rates.

We continue to expect fiscal 2020 adjusted EBITDA to be between $570 and $590 million, and adjusted free cash flow to be between $240 million and $260 million.

Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today

Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, January 30, 2020.  To access the live conference call, U.S. participants may call 877-604-7329 and international participants may call 602-563-8688.  The conference ID number is 4238158.  A live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com.

A replay of the live webcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.  A telephone replay of the conference call will be available through February 13.  To access this replay, participants may call 855-859-2056 and use the same conference ID number.

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About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, a member of the Russell 1000 Index, is a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Digest-eeze™, Healthy-Hide®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®. For more information, please visit www.spectrumbrands.com.

Non-GAAP Measurements

Management believes that certain non-GAAP financial measures may be useful in providing additional meaningful comparisons between current results and results in prior periods.  Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions.  In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin.   Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants.  Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company.  The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations.  Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.  An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate.  Adjusted free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases and to meet working capital requirements.  Our definition of adjusted free cash flow takes into consideration capital investments required to maintain operations of our businesses and execute our strategy.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those

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GAAP results.  Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Forward-Looking Statements

This document contains, and certain oral and written statements made by our representatives from time to time may contain, forward-looking statements, including, without limitation, statements made under “Fiscal 2020 Outlook for Continuing Operations”, statements regarding our Global Productivity Improvement Plan and other statements regarding the Company’s ability to meet its expectations for its fiscal 2020. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “belief,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the effects of general economic conditions, including the impact of, and changes, to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (5) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (6) interest rate and exchange rate fluctuations; (7) the loss of significant reduction in, or dependence upon, sales to any significant retail customer(s); (8) competitive promotional activity or spending by competitors, or price reductions by competitors; (9) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (10) the impact of actions taken by significant stockholders; (11) changes in consumer spending preferences and demand for our products; (12) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (13) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Plan), cost efficiencies (including at our manufacturing and distribution operations), and cost savings; (14) the seasonal nature of sales of certain of our products; (15) the effects of climate change and unusual weather activity; (16) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (17) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (18) the impact of existing, pending or threatened litigation, regulation or other requirements or operating standards applicable to our business; (19) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (20) changes in accounting policies applicable to our business; (21) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (22) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (23) our ability to successfully implement further acquisitions or dispositions and the

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impact of any such transactions on our financial performance; (24) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (25) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; and (26) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc., including the most recently filed Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q.

Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.    Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

# # #

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SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended
(in millions, except per share amounts)	December 29, 2019	December 30, 2018
Net sales	$871.5	$880.3
Cost of goods sold	592.5	573.7
Restructuring and related charges	9.9	0.9
Gross profit	269.1	305.7
Selling	146.1	155.6
General and administrative	80.4	99.3
Research and development	9.9	11.1
Restructuring and related charges	17.5	8.2
Transaction related charges	4.1	6.3
Write-off from impairment of intangible assets	24.2	—
Loss on assets held for sale	32.8	—
Total operating expenses	315.0	280.5
Operating (loss) income	(45.9)	25.2
Interest expense	34.8	57.0
Other non-operating (income) expense, net	(43.7)	0.7
Loss from continuing operations before income taxes	(37.0)	(32.5)
Income tax expense (benefit)	0.7	(3.4)
Net loss from continuing operations	(37.7)	(29.1)
Income (Loss) from discontinued operations, net of tax	2.8	(83.2)
Net loss	(34.9)	(112.3)
Income attributable to non-controlling interest	0.9	0.2
Net loss attributable to controlling interest	$(35.8)	$(112.5)
Amounts attributable to controlling interest
Net loss from continuing operations attributable to controlling interest	$(38.6)	$(29.3)
Net income (loss) from discontinued operations attributable to controlling interest	2.8	(83.2)
Net loss attributable to controlling interest	$(35.8)	$(112.5)
Earnings Per Share
Basic earnings per share from continuing operations	$(0.81)	$(0.56)
Basic earnings per share from discontinued operations	0.06	(1.55)
Basic earnings per share	$(0.75)	$(2.11)
Diluted earnings per share from continuing operations	$(0.81)	$(0.56)
Diluted earnings per share from discontinued operations	0.06	(1.55)
Diluted earnings per share	$(0.75)	$(2.11)
Weighted Average Shares Outstanding
Basic	47.7	53.4
Diluted	47.7	53.4

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SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Three Month Periods Ended
(in millions)	December 29, 2019	December 30, 2018
Cash flows from operating activities
Net cash used by operating activities from continuing operations	$(196.7)	$(283.6)
Net cash used by operating activities from discontinued operations	—	(28.3)
Net cash used by operating activities	(196.7)	(311.9)
Cash flows from investing activities
Purchases of property, plant and equipment	(18.7)	(13.5)
Proceeds from sales of property, plant and equipment	—	0.1
Net cash used by investing activities from continuing operations	(18.7)	(13.4)
Net cash used by investing activities from discontinued operations	—	(5.1)
Net cash used by investing activities	(18.7)	(18.5)
Cash flows from financing activities
Payment of debt, including premium on extinguishment	(127.5)	(45.6)
Proceeds from issuance of debt	103.0	124.3
Payment of debt issuance costs	(0.8)	—
Treasury stock purchases	(90.6)	(18.5)
Accelerated share repurchase pending final settlement	(125.0)	—
Dividends paid to shareholders	(19.9)	(22.4)
Share based award tax withholding payments, net of proceeds upon vesting	(12.2)	(2.2)
Net cash (used) provided by financing activities from continuing operations	(273.0)	35.6
Net cash used by financing activities from discontinued operations	—	(2.3)
Net cash (used) provided by financing activities	(273.0)	33.3
Effect of exchange rate changes on cash and cash equivalents	3.5	(2.9)
Net change in cash, cash equivalents and restricted cash in continuing operations	(484.9)	(300.0)
Cash, cash equivalents and restricted cash, beginning of period	627.1	561.3
Cash, cash equivalents and restricted cash, end of period	$142.2	$261.3

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SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	December 29, 2019	September 30, 2019
Assets
Cash and cash equivalents	$142.2	$627.1
Trade receivables, net	510.0	356.7
Other receivables	54.7	74.2
Inventories	627.8	548.4
Prepaid expenses and other current assets	62.0	53.5
Current assets of business held for sale	29.0	—
Total current assets	1,425.7	1,659.9
Property, plant and equipment, net	403.4	452.9
Operating lease assets	98.5	—
Investments	269.3	230.8
Deferred charges and other	52.1	51.7
Goodwill	1,321.5	1,328.1
Intangible assets, net	1,472.6	1,507.1
Total assets	$5,043.1	$5,230.5
Liabilities and Shareholders' Equity
Current portion of long-term debt	$13.9	$136.9
Accounts payable	471.0	456.8
Accrued wages and salaries	48.0	72.1
Accrued interest	36.7	29.3
Indemnification payable to Energizer	231.1	230.8
Other current liabilities	191.0	216.0
Current liabilities of business held for sale	9.3	—
Total current liabilities	1,001.0	1,141.9
Long-term debt, net of current portion	2,324.3	2,214.4
Long term operating lease liability	85.6	—
Deferred income taxes	50.8	55.9
Other long-term liabilities	108.1	112.0
Total liabilities	3,569.8	3,524.2
Shareholders' equity	1,464.3	1,698.3
Noncontrolling interest	9.0	8.0
Total equity	1,473.3	1,706.3
Total liabilities and equity	$5,043.1	$5,230.5

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS

We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:

•	Restructuring and related charges, which consist of project costs associated with restructuring initiatives across the segments;
•

Transaction related charges consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of TSAs;

•

Unrealized gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC to Energizer during the three month period ended December 29, 2019;

•	Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•	Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•

Foreign currency gains and losses attributable to multicurrency loans for the three month period ended December 29, 2019 that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestures during the year ended September 30, 2019.  The Company has entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans;

•

Legal and litigation costs associated with Salus during the three month periods ended December 29, 2019 and December 30, 2018 as they are not considered a component of the continuing commercial products company, but continue to be consolidated until the Salus operations can be wholly dissolved and/or deconsolidated; and

•

Incremental interest costs recognized for the extinguishment of the 6.625% Notes, including the cash payment of premium from early extinguishment and non-cash write-off of debt issuance costs during the three month period ended December 29. 2019;

•

Other adjustments primarily consisting of costs attributable to (1) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three month periods ended December 29, 2019 and December 30, 2018 respectively; (2) incremental costs for separation of a key executive during the three month periods ended December 29, 2019 and December 30, 2018; (3) incremental costs associated with a safety recall in GPC during the three month period ended December 30, 2018; (4) operating margin on H&G sales to GAC discontinued operations during the three-month period ended December 30, 2018, which continued to operate under a supply agreement following the GAC divestiture during the year ended September 30, 2019; and (5) certain fines and penalties for delayed shipments following the completion of a GPC distribution center consolidation in EMEA during the three month period ended December 30, 2018.

Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three month periods ended December 29, 2019 and December 30, 2018 based upon enacted corporate tax rate in the United States.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS (continued)

The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three month periods ended December 29, 2019 and December 30, 2018.

	Three Month Periods Ended
	December 29, 2019	December 30, 2018
Diluted EPS from continuing operations, as reported	$(0.81)	$(0.56)
Adjustments:
Transaction related charges	0.09	0.12
Restructuring and related charges	0.57	0.17
Debt refinancing costs	0.05	—
Unrealized gain on Energizer investment	(0.81)	—
Write-off from impairment of intangible assets	0.69	—
Loss on assets held for sale	0.51	—
Foreign currency change on multicurrency divestiture loans	(0.05)	—
Salus	0.01	—
GPC safety recall	—	0.01
Depreciation & amortization on HPC long-lived assets	—	0.54
Other	—	0.06
Income tax adjustment	(0.05)	(0.13)
Total adjustments	1.01	0.77
Diluted EPS from continuing operations, as adjusted	$0.20	$0.21

The following summarizes transaction related charges for the three month periods ended December 29, 2019 and December 30, 2018:

	Three Month Periods Ended
(in millions)	December 29, 2019	December 30, 2018
Coevorden operations divestiture	$0.2	$—
GBL divestiture	2.3	—
Other	1.6	6.3
Total transaction-related charges	$4.1	$6.3

The following summarizes restructuring and related charges for the three month periods ended December 29, 2019 and December 30, 2018:

	Three Month Periods Ended
(in millions)	December 29, 2019	December 30, 2018
Global productivity improvement plan	$26.6	$5.9
Other	0.8	3.2
Total restructuring and related charges	$27.4	$9.1

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

NET SALES AND ORGANIC NET SALES

The following is a summary of net sales by segment for the three month periods ended December 29, 2019 and December 30, 2018:

	Three Month Periods Ended
(in millions, except %)	December 29, 2019	December 30, 2018	Variance
HHI	$297.7	$305.1	(7.4)	(2.4%)
HPC	322.1	317.2	4.9	1.5%
GPC	205.8	204.7	1.1	0.5%
H&G	45.9	53.3	(7.4)	(13.9%)
Net Sales	$871.5	$880.3	(8.8)	(1.0%)

We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three month period ended December 29, 2019 compared to reported net sales for the three month period ended December 30, 2018:

	December 29, 2019
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales December 30, 2018	Variance
HHI	$297.7	$(0.1)	$297.6	$305.1	$(7.5)	(2.5%)
HPC	322.1	5.2	327.3	317.2	10.1	3.2%
GPC	205.8	1.2	207.0	204.7	2.3	1.1%
H&G	45.9	—	45.9	53.3	(7.4)	(13.9%)
Net Sales	$871.5	$6.3	$877.8	$880.3	(2.5)	(0.3%)

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:

•

Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity based compensation based upon achievement of long-term performance metrics; and generally consist of non-cash, stock-based compensation. During the year ending September 30, 2019, the Company issued certain incentive bridge awards due to changes in the Company’s long-term compensation plans that allow for cash based payment upon employee election which have been included in the adjustment but would not qualify for shared-based compensation;

•	Restructuring and related charges, which consist of project costs associated with restructuring initiatives across the segments;
•

Transaction related charges consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of TSAs;

•

Unrealized gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC to Energizer during the three month period ended December 29, 2019;

•	Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•	Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•

Foreign currency gains and losses attributable to multicurrency loans for the three month period ended December 29, 2019 that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestures during the year ended September 30, 2019.  The Company has entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans;

•

Legal and litigation costs associated with Salus during the three month periods ended December 29, 2019 and December 30, 2018 as they are not considered a component of the continuing commercial products company, but continue to be consolidated until the Salus operations can be wholly dissolved and/or deconsolidated; and

•

Other adjustments primarily consisting of costs attributable to (1) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three month periods ended December 29, 2019 and December 30, 2018 respectively; (2) incremental costs for separation of a key executive during the three month periods ended December 29, 2019 and December 30, 2018; (3) incremental costs associated with a safety recall in GPC during the three month period ended December 30, 2018; (4) operating margin on H&G sales to GAC discontinued operations during the three-month period ended December 30, 2018, which continued to operate under a supply agreement following the GAC divestiture during the year ended September 30, 2019; and (5) certain fines and penalties for delayed shipments following the completion of a GPC distribution center consolidation in EMEA during the three month period ended December 30, 2018.

Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)

The following is a reconciliation of reported net income (loss) to adjusted EBITDA for the three month periods ended December 29, 2019 and December 30, 2018, including the calculation of adjusted EBITDA margin for each of the respective periods.

Three Month Period Ended December 29, 2019 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$34.2	$24.9	$(53.3)	$(8.6)	$(34.9)	$(37.7)
Income tax expense	—	—	—	—	0.7	0.7
Interest expense	—	—	—	—	34.8	34.8
Depreciation and amortization	8.1	8.8	16.1	5.2	3.5	41.7
EBITDA	42.3	33.7	(37.2)	(3.4)	4.1	39.5
Share and incentive based compensation	—	—	—	—	14.5	14.5
Restructuring and related charges	0.5	1.1	10.3	0.1	15.4	27.4
Transaction related charges	—	1.6	1.4	—	1.1	4.1
Unrealized gain on Energizer investment	—	—	—	—	(38.5)	(38.5)
Loss on assets held for sale	—	—	32.8	—	—	32.8
Write-off from impairment of intangible assets	—	—	24.2	—	—	24.2
Foreign currency change on multicurrency divestiture loans	—	—	—	—	(2.5)	(2.5)
Salus	—	—	—	—	0.3	0.3
Other	—	—	—	—	0.4	0.4
Adjusted EBITDA	$42.8	$36.4	$31.5	$(3.3)	$(5.2)	$102.2
Net Sales	$297.7	$322.1	$205.8	$45.9	$—	$871.5
Adjusted EBITDA Margin	14.4%	11.3%	15.3%	-7.2%	—	11.7%

Three Month Period Ended December 30, 2018 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$43.7	$(8.1)	$11.8	$(2.0)	$(74.5)	$(29.1)
Income tax benefit	—	—	—	—	(3.4)	(3.4)
Interest expense	—	—	—	—	57.0	57.0
Depreciation and amortization	8.6	38.1	10.6	4.8	3.9	66.0
EBITDA	52.3	30.0	22.4	2.8	(17.0)	90.5
Share based compensation	—	—	—	—	6.0	6.0
Transaction related charges	0.5	4.7	0.7	—	0.4	6.3
Restructuring and related charges	2.8	0.2	2.6	0.7	2.8	9.1
Other	—	0.1	3.4	(0.4)	0.3	3.4
Adjusted EBITDA	$55.6	$35.0	$29.1	$3.1	$(7.5)	$115.3
Net Sales	$305.1	$317.2	$204.7	$53.3	$—	$880.3
Adjusted EBITDA Margin	18.2%	11.0%	14.2%	5.8%	—	13.1%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

FORECASTED ADJUSTED EBITDA

The following is a reconciliation of forecasted net income to adjusted EBITDA for the year ending September 30, 2020

(in millions)	F2020
Net income	$53-93
Income tax expense	13-23
Interest expense	140-150
Depreciation and amortization	145-150
EBITDA	366-401
Share and incentive based compensation	55-60
Transaction related charges	12
Restructuring and related charges	65-75
Loss on assets held for sale	33
Write-off from impairment of intangible assets	24
Adjusted EBITDA	$570-590

FORECASTED ADJUSTED FREE CASH FLOW

The following is a reconciliation of forecasted net cash flow from operating activities to adjusted free cash flow for the year ending September 30, 2020

(in millions)	F2020
Net cash flow from operating activities	$290-310
Purchases of property, plant and equipment	(90) - (100)
Divestiture related separation costs and taxes	40-50
Adjusted free cash flow	$240-260

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